Exhibit 99.1

Lincoln Educational Services Reviews Strategic Growth Initiatives and Long-Term Financial Targets During Investor Day; First Quarter 2026 Student Start Growth Expected to Rise 19%

Company Provides Five Year Outlook for Financial Performance

Live Video Webcast of Investor Day Presentations Begins at 11:00 a.m. ET

PARSIPPANY, N.J., March 19, 2026 – Lincoln Educational Services Corporation (Nasdaq: LINC) is hosting its 2026 Investor Day at 11:00am ET today at its Nashville, TN campus, and via a live video webcast. Scott Shaw, CEO and President and other members of senior management will review the Company’s strategic priorities, growth initiatives and financial performance objectives through 2030.

“Our first quarter momentum is demonstrating the same positive student start trends we have experienced over the previous 13 quarters, and we now anticipate student start growth to increase 19% compared to the year-ago first quarter,” commented Mr. Shaw. “America’s continuing skills gap and the growing interest in learning skilled trades along with our strategic initiatives have positioned Lincoln for consistent, continued growth over the next five years. We look forward to reviewing our plans with investors and analysts at our new, state of the art Nashville campus today.”

To access the video webcast of the Investor Day, participants are requested to register in advance, or at a minimum, 15 minutes before the start of the presentations, at https://investorday.lincolneducationalservices.com.  Once completed, an email confirming your registration will be sent and will allow you to access the video webcast. The agenda and speakers, along with slides presented during the Investor Day, will also be available via the website. A replay of the Investor Day will also be available after the event via lincolntech.edu. Due to limited capacity, in-person attendance is available by invitation only.

ABOUT LINCOLN EDUCATIONAL SERVICES CORPORATION

Lincoln Educational Services Corporation is a leading provider of diversified career-oriented postsecondary education. Lincoln offers recent high school graduates and working adults career-oriented programs in skilled trades, automotive technology, health sciences and information technology. Lincoln has provided the workforce with skilled technicians since its inception in 1946.

Lincoln currently operates 22 campuses in 12 states under 3 brands: Lincoln College of Technology, Lincoln Technical Institute and Nashville Auto Diesel College. For more information, go to www.lincolntech.edu.

FORWARD-LOOKING STATEMENTS

Statements in this press release and in oral statements made from time to time by representatives of Lincoln Educational Services Corporation that are not historical facts, including those made in a conference call, may be “forward-looking statements” as that term is defined in the federal securities laws. The words “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” “goal,” “target” and “continue,” and similar expressions and their opposite are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. The Company cautions you that these statements concern current expectations about the Company’s future performance or events and are subject to a number of uncertainties, risks, and other influences, many of which are beyond the Company’s control, that may affect the accuracy of the statements or the prospects upon which the statements are based including, without limitation, risks associated with our ability to comply with the extensive federal and state regulatory framework applicable to the for-profit education industry such as the 90/10 rule, prescribed cohort default rates, the effect of current and future Title IV Program regulations arising out of negotiated rulemakings, including any potential reductions in funding or restrictions on the use of funds received through Title IV Programs and financial responsibility and administrative capability standards; the effect of future legislative or regulatory initiatives related to veterans' benefit programs; our ability to obtain timely regulatory approvals in connection with acquisitions of additional schools and the related risks associated with integration of acquired schools; risks associated with the opening of new campuses; our ability to execute our growth strategies including updating and expanding the content of existing programs and developing new programs for our students in a timely and cost-effective manner while maintaining positive student outcomes; our ability to effectively compete within our industry; impacts related to epidemics or pandemics; risks associated with cybersecurity; general economic conditions; and other factors discussed in the “Risk Factors” section of our Annual Reports and Quarterly Reports filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Lincoln undertakes no obligation to publicly revise or update any forward-looking statements, whether as a result of new information, future events or otherwise after the date hereof.

LINCOLN EDUCATIONAL SERVICES CORPORATION
Brian Meyers, CFO
973-736-9340

EVC GROUP LLC
Michael Polyviou
mpolyviou@evcgroup.com
732-933-2754